                                                                    Exhibit 99.3

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS MAILED WITH THIS BALLOT.

----------------------------------
SIRIUS SATELLITE RADIO INC.,

                 Debtor.

1221 AVENUE OF THE AMERICAS
36TH FLOOR
NEW YORK, NEW YORK 10020

Tax ID No. 52-1700207

                  BALLOT FOR ACCEPTING OR REJECTING PREPACKAGED
              PLAN OF REORGANIZATION OF SIRIUS SATELLITE RADIO INC.
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                 BALLOT FOR VOTING SENIOR SECURED DISCOUNT NOTES
                   (Class 2A - SENIOR SECURED DISCOUNT NOTES)
                   15% Senior Secured Discount Notes due 2007
                              CUSIP # 125127 AA 8

If you are a beneficial owner of 15% Senior Secured Discount Notes due 2007 (the "Senior Secured Discount Notes") issued by Sirius Satellite Radio Inc., please use this Ballot to cast your vote to accept or reject the chapter 11 plan of reorganization (the "Plan") which is being proposed by the Debtor. The Plan is Exhibit C to the Prospectus and Solicitation Statement, dated __________ ____, 2003 (the "Prospectus"), which accompanies this Ballot. The Plan can be confirmed by the Bankruptcy Court and thereby made binding upon you if it is accepted by the holders of two-thirds in amount and more than one-half in number of claims in each class that vote on the Plan, and by the holders of two-thirds in amount of equity security interests in each class that vote on the Plan, and if it otherwise satisfies the requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court may nonetheless confirm the Plan if it finds that the Plan provides fair and equitable treatment to, and does not discriminate unfairly against, the class or classes rejecting it, and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

--------------------------------------------------------------------------------
                                    IMPORTANT

VOTING DEADLINE: 5:00 P.M., NEW YORK CITY TIME ON ______ __, 2003. REVIEW THE ACCOMPANYING PROSPECTUS FOR THE PLAN.

DO NOT RETURN ANY SECURITIES WITH THIS BALLOT. This Ballot is not a letter of transmittal and may not be used for any purpose other than to cast votes to accept or reject the Plan.
--------------------------------------------------------------------------------



                                  [Ballot Code]

--------------------------------------------------------------------------------
                                   HOW TO VOTE

1. COMPLETE ITEM 1 (if not already filled out by your nominee) AND ITEM 2 AND COMPLETE ITEM 3 (if applicable).

2.   REVIEW THE CERTIFICATIONS CONTAINED IN ITEM 4.

3. SIGN THE BALLOT (unless your Ballot has already been signed or "prevalidated" by your nominee).

4. RETURN THE BALLOT IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE (if the enclosed envelope is addressed to your nominee, make sure your nominee receives your Ballot in time to submit it before the Voting Deadline).

5. YOU WILL RECEIVE A SEPARATE BALLOT FOR EACH ISSUE OF SECURITIES YOU OWN WHICH IS ENTITLED TO BE VOTED UNDER THE PLAN.

6. YOU MUST VOTE ALL YOUR SENIOR SECURED DISCOUNT NOTES EITHER TO ACCEPT OR TO REJECT THE PLAN AND MAY NOT SPLIT YOUR VOTE.
--------------------------------------------------------------------------------

Item 1. Principal Amount of Senior Secured Discount Notes Voted. The undersigned certifies that as of [day and month of voting record date], 2003 the undersigned was either the beneficial owner, or the nominee of a beneficial owner, of Senior Secured Discount Notes in the following aggregate unpaid principal amount (insert amount in the box below). If your Senior Secured Discount Notes are held by a nominee on your behalf and you do not know the amount, please contact your nominee immediately.


                  ------------------------------------------
                    $
                  ------------------------------------------


Item 2. Vote. The beneficial owner of the Senior Secured Discount Notes identified in Item 1 votes as follows (check one box only--if you do not check a box your vote will not be counted):

                  [ ] to Accept the Plan.          [ ]  to Reject the Plan.

Item 3. Identify All Other Senior Secured Discount Notes Voted. By returning this Ballot, the beneficial owner of the Senior Secured Discount Notes identified in Item 1 certifies that (a) this Ballot is the only Ballot submitted for the Senior Secured Discount Notes owned by such beneficial owner, except for the Senior Secured Discount Notes identified in the following table, and (b) all Ballots for Senior Secured Discount Notes submitted by the beneficial owner indicate the same vote to accept or reject the Plan that the beneficial owner has indicated in Item 2 of this Ballot (please use additional sheets of paper if necessary):

                    ONLY COMPLETE ITEM 3 IF YOU HAVE SUBMITTED OTHER BALLOTS
               ------------------------ -------------------------------------- -------------------------
                   Account Number                  Name of Holder*               Principal Amount of
                                                                                 Other Senior Secured
                                                                                 Discount Notes Voted
               ------------------------ -------------------------------------- -------------------------
                                                                               $
               ------------------------ -------------------------------------- -------------------------
                                                                               $
               ------------------------ -------------------------------------- -------------------------

         * Insert your name if the notes are held by you in record name or, if held in street name, insert the name of your broker or bank.

Item 4. Authorization. By returning this Ballot, the beneficial owner of the Senior Secured Discount Notes identified in Item 1 certifies that it (a) has full power and authority to vote to accept or reject the Plan with respect to the Senior Secured Discount Notes listed in Item l, (b) was the beneficial owner of the Senior Secured Discount Notes described in Item 1 on _______ ___, 2003, and (c) has received a copy of the Prospectus (including the exhibits thereto) and understands that the solicitation of votes for the Plan is subject to all the terms and conditions set forth in the Prospectus.

                 Name:___________________________________________________
                                 (Print or Type)

                 Social Security or Federal Tax I.D. No.:________________
                                                            (Optional)
                 Signature:______________________________________________
                 By:_____________________________________________________
                                        (If Appropriate)

                 Title:__________________________________________________
                                        (If Appropriate)

                 Street Address:_________________________________________
                 City, State, Zip Code:__________________________________
                 Telephone Number: (_____)_______________________________
                 Date Completed:_________________________________________

No fees, commissions, or other remuneration will be payable to any broker, dealer, or other person for soliciting votes on the Plan. This Ballot shall not constitute or be deemed a proof of claim or equity interest or an assertion of a claim or equity interest.


--------------------------------------------------------------------------------
YOUR VOTE MUST BE FORWARDED IN AMPLE TIME FOR YOUR VOTE TO BE RECEIVED BY THE VOTING AGENT, BY 5:00 P.M., NEW YORK CITY TIME, ON _______ ___, 2003, OR YOUR VOTE WILL NOT BE COUNTED. IF THE ENCLOSED ENVELOPE IS ADDRESSED TO YOUR NOMINEE, MAKE SURE YOUR NOMINEE RECEIVES YOUR BALLOT IN TIME TO SUBMIT IT BEFORE THE VOTING DEADLINE.
--------------------------------------------------------------------------------




IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED A BALLOT OR ADDITIONAL COPIES OF THE PROSPECTUS OR OTHER ENCLOSED MATERIALS, PLEASE CALL THE VOTING AGENT, AT (800) 322-2885.


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